EXHIBIT 99.1

Colonial Commercial Corp. Reports
2011 Fourth Quarter and Full Year Financial Results

HAWTHORNE, New Jersey (March 28, 2012) – Colonial Commercial Corp. (“Colonial”) (OTCQB: “CCOM,” “CCOMP”), today announced its financial results for the fourth quarter and year ended December 31, 2011.

Results for the fourth quarter of 2011 compared to results for the fourth quarter of 2010:

•	Sales increased 11.1% to $22,939,776 from $20,653,934

•	Gross profit increased 1.3% to $5,796,027 from $5,722,373

•	Selling, general and administrative expenses decreased 4.8% to $5,026,787 from $5,279,167

•	Operating income increased 73.6% to $769,240 from $443,206

•	Net income increased 128.5% to $600,526 from $262,846

•	Earnings per share on a fully diluted basis increased to $0.06 from $0.05 per share

Results for the year ended December 31, 2011 compared to results for the year ended December 31, 2010:

•	Sales decreased 0.6% to $79,563,932 from $80,056,230

•	Gross profit decreased 2.7% to $20,990,944 from $21,564,727

•	Selling, general and administrative expenses decreased 2.7% to $20,228,933 from $20,786,019

•	Operating income decreased 2.1% to $762,011 from $778,708

•	Net income increased 120.3% to $234,344 from $106,398

•	Earnings per share on a fully diluted basis increased to $0.03 from $0.02 per share

Shareholders’ equity increased 104.5% to $4,860,951 from $2,376,607. The Company’s number of shares outstanding on a fully diluted basis increased to 9,448,010 as of December 31, 2011 from 4,948,010 as of December 31, 2010.

William Pagano, Chief Executive Officer of Colonial, said, “The Company experienced a significant improvement in the fourth quarter of 2011. The improvement resulted from several factors, including sales of new product offerings, increased sales from a stronger inventory position, improved market penetration, and a partial shift of business from the third quarter of 2011 to the fourth quarter as a result of the effects of hurricane Irene. Our cash availability was augmented and our interest expense was reduced by the refinancing of our bank credit facility in October 2011, and we raised $2,250,000 in a private placement of 4,500,000 shares of common stock in March 2011. We think that the Company is in good position to capitalize on improvements in the economy.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash	$271,697	$75,390
Accounts receivable, net of allowance for doubtful accounts of $652,449 in 2011 and $694,083 in 2010	10,057,598	9,632,829
Inventory	12,035,597	10,781,069
Prepaid expenses and other current assets	1,413,531	1,111,625
Total current assets	23,778,423	21,600,913
Property and equipment	949,912	1,126,810
Goodwill	1,416,929	1,416,929
Other assets - noncurrent	428,532	172,913
	$26,573,796	$24,317,565
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$5,681,928	$6,513,506
Accrued liabilities	1,476,776	1,674,403
Income taxes payable	586	2,360
Borrowings under credit facility - revolving credit	11,991,407	10,770,235
Notes payable - current portion; includes related party notes of $32,009 in 2011 and 2010	384,630	1,094,275
Total current liabilities	19,535,327	20,054,779
Convertible notes payable-related party	200,000	200,000
Notes payable, excluding current portion; includes related party notes of $798,014 in 2011 and $830,024 in 2010	1,977,518	1,686,179
Total liabilities	21,712,845	21,940,958
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2011 and 2010, liquidation preference of $1,465,285 in 2011 and 2010	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 and 4,654,953 shares issued and outstanding in 2011 and 2010, respectively	457,747	232,747
Additional paid-in capital	12,659,782	10,634,782
Accumulated deficit	(8,271,231)	(8,505,575)
Total stockholders' equity	4,860,951	2,376,607
	$26,573,796	$24,317,565

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Sales	$22,939,776	$20,653,934	$79,563,932	$80,056,230
Cost of sales	17,143,749	14,931,561	58,572,988	58,491,503
Gross profit	5,796,027	5,722,373	20,990,944	21,564,727

Selling, general and administrative expenses, net	5,026,787	5,279,167	20,228,933	20,786,019
Operating income	769,240	443,206	762,011	778,708

Other income	66,023	61,746	264,397	273,951
Interest expense, net	(234,737)	(242,106)	(792,064)	(946,261)
Net income	$600,526	$262,846	$234,344	$106,398

Income per common share:
Basic	$0.07	$0.06	$0.03	$0.02
Diluted	$0.06	$0.05	$0.03	$0.02

Weighted average shares outstanding:
Basic	9,154,953	4,654,953	8,425,090	4,654,953
Diluted	9,448,010	4,948,010	8,718,147	4,948,010

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity

	Number of shares
	Redeemable Convertible Preferred Stock	Common Stock	Redeemable Convertible Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity

Balance at December 31, 2009	293,057	4,654,953	$14,653	$232,747	$10,634,782	$(8,611,973)	$2,270,209

Net Income						106,398	106,398
Balance at December 31, 2010	293,057	4,654,953	$14,653	$232,747	$10,634,782	$(8,505,575)	$2,376,607

Issuance of Common Stock for cash		4,500,000		225,000	2,025,000		2,250,000
Net Income						234,344	234,344
Balance at December 31, 2011	293,057	9,154,953	$14,653	$457,747	$12,659,782	$(8,271,231)	$4,860,951

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For The Year Ended
	2011	2010
Cash flows from operating activities:
Net income	$234,344	$106,398
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	318,325	548,559
Depreciation	369,004	437,036
Net gain on sale of fixed assets	(629)	(7,677)
Amortization of intangibles	-	2,500
Changes in operating assets and liabilities
Accounts receivable	(743,094)	(713,265)
Inventory	(1,254,528)	807,902
Prepaid expenses and other current assets	(301,906)	(216,120)
Other assets – noncurrent	(255,619)	(38,708)
Trade payables	(831,578)	1,110,970
Accrued liabilities	(197,627)	114,523
Income taxes payable	(1,774)	(2,014)
Net cash (used in) provided by operating activities	(2,665,082)	2,150,104

Cash flows from investing activities:
Additions to property and equipment	(67,068)	(89,912)
Proceeds from disposal of property and equipment	8,383	20,700
Net cash used in investing activities	(58,685)	(69,212)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $32,009 in 2011and 2010	(551,098)	(431,700)
Proceeds from issuance of common stock	2,250,000	-
Borrowings (repayments) under credit facility - revolving credit, net	1,221,172	(2,320,431)
Net cash provided by (used in) financing activities	2,920,074	(2,752,131)
Increase (decrease) in cash	196,307	(671,239)
Cash - beginning of period	75,390	746,629
Cash - end of period	$271,697	$75,390